Exhibit 10.25

                               CELLS FOR LIFE (R)
                                      SCTI
                      STEM CELL THERAPY INTERNATIONAL, INC.

                                [GRAPHIC OMITED]

                          TREATING PHYSICIAN AGREEMENT


     THIS AGREEMENT is made this 24th day of October, 2005, by and between STEM CELL THERAPY INTERNATIONAL, INC.; a corporation duly incorporated under the laws of the state of Nevada, with its principal office located at 2203 North Lois Ave., 9th Floor, Suite #901, Tampa, Florida 33607 herein ("the Company''), and DR. SALVADOR VARGAS, MD., herein ("the Physician" and BETANIA WEST INSTITUTE, herein ("the Clinic") collectively "the Physician and the Clinic".

     In consideration of the mutual agreements contained in this document, the parties, intending to be legally bound, agree as follows:

 1.     INDEPENDENT  CONTRACTOR  STATUS:

     The Physician will be an independent contractor and not an Employee of the Company and will be responsible for determining the method of operation in the performance of embryonic tissue transplantations and/or any other stem cell therapy.

     The Physician will not be entitled to receive any compensation, commissions or benefits other than those expressly provided in this Agreement.

 2.     SCOPE  OF  DUTIES:

(a) The Physician certifies that there are no outstanding agreements or obligations that conflict with any of the provisions of this Agreement, or that would preclude or in any way compromise the Physician in compliance with the provisions hereof.

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(b)     During  the  term of this Agreement the Physician will be available upon reasonable notice to provide embryonic tissue transplantations and/or any other stem cell therapy to patients referred by the Company.

(c) During the term of the Agreement, the Physician has the obligation to follow the treatment recommendations provided to the Physician by the SCTI Scientific Advisory Board on the proposed treatment of each patient referred to the Physician by the Company.

(d) This includes, but is not limited to, the proper administration and proper use of the embryonic stem cell solution which will be provided for each patient, herein called "the Product".

(e) The Physician will use the entire batch or batches provided of the Product for the treatment of the specific patient for who it was intended for and for no other use, such as research, analysis or for use in another patient.

(f) Any breach of this "Scope of Duties" will provide for immediate termination of this Agreement and the obligation of the Physician to return to the Company all documentation, Company equipment and any of the Product in their possession.

3.     PHYSICIANS  COMPENSATION:

     The Company shall pay the Physician at a rate of $2,500 per patient. This will include providing SCT therapy treatment on the Patient at the Physicians Clinic or at an affiliated Hospital for a period of 3 to 5 days. If the Physician does not have an affiliated Hospital or cannot provide adequate accommodations at their Clinic, the Company will independently sign a Contract Agreement with a recommended Hospital to provide for an in Hospital stay for the Patient.

     Some patients may elect to stay in a local Hotel facility and just come to the Physicians Clinic for their initial diagnosis discussion, treatments and any recommended medical testing which they may require.

     The Company will provide the medical treatment recommendations based on the patients previous medical history and the evaluation of our Scientific Advisory Board. Based on the treatment recommendations, the Company will supply the Physician with the appropriate number of dose(s) of the embryonic stem cell solution, herein called "the Product".

4.     TERM:

     This Agreement will become effective on the date of execution and will continue in full force and effect for a minimum period of one (1) year and thereafter from year to year unless and until terminated by a party in accordance with this Agreement.

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5.     TERMINATION:

     During the minimum period of one (1) year, either party may immediately terminate this Agreement for cause, upon written notice for any breach of contract, if the other party does not cure a material breach of this Agreement within thirty (30) days of receipt of written notice detailing such breach. After the expiration of one (1) year from the date of execution of this agreement, either party may terminate this Agreement without cause and for convenience with fourteen (14) days prior written notice to the other party. At any time, the parties may mutually agree in writing to terminate this Agreement.

6.     CONFIDENTIALITY:

     Physician and Clinic shall not use or divulge or communicate to any person (other than those whose province it is to know the same or as permitted or contemplated by this Agreement or with the written approval of the other party or as may be required by law):

(i)                 any  Company  Confidential  Information;  or

(ii)                any  of  the  terms  of  this  Agreement

     The Physician shall prevent the unauthorized publication or disclosure of any such information, materials or documents and ensure that any person to whom the information, materials or documents are disclosed is aware that the same is confidential and is covered by a similar duty to maintain confidentiality. The Physician shall ensure that any employees, consultants, agents or advisors are aware of and comply with the confidentiality and non-disclosure provisions contained in this Section and shall indemnify the Company against any loss or damage which the Company may sustain or incur as a result of any breach of the terms hereof by the Physician, or any employees, consultants, agents or advisors.

CONFIDENTIAL  INFORMATION:

     Physician and Clinic shall not directly or indirectly, communicate, disclose or divulge to any person or entity, or use for their own benefit or the benefit of any person or entity, any knowledge or information which physician may have acquired, no matter from whom or on what matter such knowledge or information may have been acquired from Company.
These  provisions shall survive the expiration or termination of this Agreement.

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7.     COVENANT  NOT  TO  COMPETE:

     Physician and Clinic during the Term hereof, and for an additional period of two years thereafter (the ``Noncompetition Term''), may not:

(a) Engage or participate in or become employed by, or render advisory or other services to, any business entity that competes with Company in the Ukraine.

     If the foregoing provision is determined to be invalid by reason of the length of any period or the size of the area set forth, such period of time, such area or both will be considered to be reduced to a period of time or area that will cure such invalidity.

(b) Directly or indirectly solicit or induce any person, corporation, or other entity that is a customer of Company at the time of the execution of this agreement or that was a customer at any time within the one-year period immediately preceding such termination to become a customer of any other person, corporation, or other entity competing with Company or its Parent. Physician further agrees that he or she will not approach any such person, corporation, or other entity for such purposes.

(c) Directly or indirectly solicit or induce any person who is an Employee of Company or its Parent to become employed by any person, firm or corporation competing with Company or its Parent, or approach any Employee for such purpose.

(d) Disclose any proprietary or confidential information of Company or its Parent relating to (i) the customers, clients, employees and accounts of Company or its Parent, including but not limited to the identity of Company's or its Parent's customers if such identity is proprietary or confidential; (ii) the Company's or its Parent's business methods, systems, plans, policies, and personnel; or (iii) the technical data, trade secrets, or know-how of the Company or its Parent, including, but not limited to, research, product plans, products, services, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware, configuration information, marketing, finances or other business information disclosed by the Company or its Parent, either directly or indirectly, whether in writing, orally or by drawings or inspection of parts or equipment.

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8.     ARBITRATION  OF  DISPUTES:

(a) The Company and the Physician and Clinic agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, will be settled by arbitration to be held in Philadelphia County, Pennsylvania, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in the dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

     The Company and the Physician and Clinic will each pay one-half of the cost and expenses of the arbitration and each will separately pay its respective counsel fees and expenses.

     The Physician and Clinic acknowledges that the services to be rendered by the Physician are of a special, unique and extraordinary character, and in connection with such services, the Physician will have access to confidential information vital to Company's and its Parent's business. By reason of this, the Physician agrees that if the Physician violates any of the provisions of this Agreement with respect to noncompetition, diversion of the Company's and its Parent's clients or employees, or confidentiality, the Company and the Parent would sustain irreparable harm, and therefore, in addition to any other remedies that the Company and Parent may have under this Agreement, the Company and Parent will be entitled to apply to any court of competent jurisdiction for equitable relief, including specific performance and injunctions restraining Physician from committing or continuing any such violation of this Agreement.

(b) The Physician and Clinic further agrees that no bond or other security will be required in obtaining equitable relief and the Physician hereby consents to the issuance of an injunction and to the ordering of specific performance.

9.     INDEMNITY:

     The Physician and Clinic shall and does hereby agree to defend, indemnify, release, and save harmless Company, or companies agents, representatives, servants, employees, attorneys, and assigns from and against any and all suits, actions, judgments, damages, costs, expenses, and attorneys fees incurred in defense of any action or proceeding arising out of the performance of this agreement

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 10.     NOTICES:

     Any notice, request, demand or other communication required or permitted to be given under this Agreement will be sufficient if in writing and if delivered personally, or sent by certified or registered mail as follows (or to such other addressee or address as will be set forth in a notice given in the same manner):

If  to  the  Physician  and  Clinic:

     Dr.  Salvador  Vargas,  MD.
     Betania  West  Institute
     Torres  de  Agua  Caliente
     Blvd.  Agua  Caliente  #4558-401
     Tijuana,  B.C.  Mexico

and

If  to  the  Company:

     Calvin  C.  Cao
     CEO/Chairman
     Stem  Cell  Therapy  International,  Inc.
     2203  North  Lois  Avenue,  9th  Floor,  Suite  901
     Tampa,  FL  33607

     Any such notice will be deemed to be given on the date delivered or mailed in the manner provided above.


 11.     WAIVER  OF  BREACH:

     The waiver by the Company or by the Physician and Clinic of a breach of any provision of this Agreement by the other party will not operate, or be construed, as a waiver of any other breach of such other party.

12.     ASSIGNMENT:

     This Agreement will inure to the benefit of, and be binding upon, the Company, its successors and assigns. This Agreement will be binding on the Physician, the Physician's heirs, executors or administrators, and legal representatives and Clinic's successors and assigns. However, this Agreement will not be assignable by the Physician nor may the obligations of the Physician be delegated, without express written consent of the Company.

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 13.     ENTIRE  AGREEMENT:

     This Agreement represents the entire understanding of the parties and supersedes all previous agreements, oral or written, between the parties and any modification of the agreement must be in writing and executed by the parties. This is a personal services contract and the Physician and Clinic may not assign any rights or delegate any duties of the Physician under this agreement.

 14.     APPLICABLE  LAW:

     The parties agree that this Agreement will be construed and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.

STEM  CELL  THERAPY  INTERNATIONAL,  INC.

By:                         \s\  Calvin  C.  Cao
                            --------------------
                            Calvin  C.  Cao,  CEO/Chairman

and

BETANIA  WEST  INSTITUTE

By  and  For  the  Clinic:  \s\  Salvador  Vargas
                            ---------------------
                            Dr.  Salvador  Vargas,  MD.




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